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                                                                  Exhibit 10.1.2




                              THE RICHARDS BUILDING

                                64 Sidney Street
                            Cambridge, Massachusetts


                                    LANDLORD
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                       FOREST CITY 64 SIDNEY STREET, INC.,
                               an Ohio Corporation


                                     TENANT
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                               GENZYME CORPORATION


                            SECOND AMENDMENT TO LEASE

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                            SECOND AMENDMENT TO LEASE


     This SECOND AMENDMENT TO LEASE (the "Second Amendment") is entered into as of the 1st day of March, 1996 by and between FOREST CITY 64 SIDNEY STREET, INC. ("Landlord") and GENZYME CORPORATION ("Tenant").

     WHEREAS, Landlord and Tenant's predecessor in interest, BioSurface Technology, Inc., entered into a certain lease dated as of April 30, 1990, for premises on the second and third floors of the Richards Building, which lease was subsequently (i) assigned to Tenant with Landlord's consent, and (ii) amended by Amendment to Lease Dated as of September 11, 1995 (the "First Amendment"); and

     WHEREAS, Landlord and Tenant now desire to amend the Lease in order to incorporate additional premises into the Area A Premises described in the First Amendment;

     In consideration of the mutual covenants contained herein, Landlord and Tenant agree that the Lease is amended as follows:

  1. As of March 1, 1996 (the "Area A Expansion Date"), the following definitions set forth in the First Amendment shall be modified as follows:

     "Area A Premises" shall include both the original Area A Premises and the area identified on Exhibit A attached hereto as the "Area A Expansion Premises", and together shall comprise 3,421 rentable square feet.

     "Area A Annual Fixed Rent" shall be $34,210.00 per rentable square foot.

  2. PREMISES AND TERM
     Commencing on the Area A Expansion Date, Landlord leases to Tenant and Tenant leases from Landlord the Area A Expansion Premises, and from that date forward, all references in the Lease to the Premises or the Area A Premises shall include the Area A Expansion Premises.

  3. RENT
     From and after the Area A Expansion Date, the Tenant shall pay, without notice or demand, in advance on the first day of every month, one-twelfth of the Area A Annual Fixed Rent as set forth above for the Area A Premises. Additional Rent shall also be adjusted to reflected the adjusted size of the Area A Premises.

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  4. CONDITION OF PREMISES; ALTERATIONS AND ADDITIONS
     The Area A Expansion Premises shall be provided to Tenant in As-Is condition, and all alterations and additions shall be the responsibility of Tenant. All alterations and additions, and all construction work, shall be carried out in accordance with the terms of Article 4 of the Lease.

  5. INCORPORATION AND BINDING EFFECT.
     The Lease is herein incorporated by reference and shall remain in full force and effect, except as expressly modified herein. This Second Amendment to Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

Executed as of the date first written above.


LANDLORD                                    TENANT

FOREST CITY 64 SIDNEY STREET, INC.          GENZYME CORPORATION

By: /s/ Gayle Friedland                     By:  /s/ Evan M. Lebson
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Its:  Vice-President                        Its: VICE-PRESIDENT AND TREASURER
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[GRAPHIC OF FIRST FLOOR PLAN]